UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) March 5, 2004

Commission File Number 000-20997

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	59-3252632
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

As of October 23, 2000, the SEC adopted a new rule concerning insider trading. Rule 10b5-1 of the Securities Exchange Act of 1934 provides an affirmative defense to insider trading liability if a person established, at a time when the person was not in possession of material non-public information, a fixed, nondiscretionary plan to trade securities.

On or about March 5, 2004, James T. Boosales, a director of SRI/Surgical Express, Inc. (the “Company”), plans to enter into an individual sales plan complying with Rule 10b5-1 for trading in shares of the Company’s common stock. Under this sales plan, up to 4,000 shares per month will be sold at specified times, provided that specified trading prices are achieved. The first sale under this plan is anticipated to be made on Monday, March 8, 2004. The sales plan terminates upon the sale of all the shares covered by the sales plan or upon certain other specified events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: March 5, 2004	By:	/s/ Charles L. Pope
Charles L. Pope
Chief Financial Officer